Exhibit 99.2
UNAUDITED PRO FORMA FINANCIAL INFORMATION
On April 11, 2008, the ChinaCast Education Corporation (“the Company”) consummated the acquisition by Yu Pei Information Technology (Shanghai) Limited, the Company’s wholly owned subsidiary in China, of 80% of Hai Lai Education Technology Limited (“Hai Lai” ) from Beijing Heng Tai Jufu Investment Limited (“Heng Tai”). Hai Lai holds 100% of the Foreign Trade Business College of Chongqing Normal University (“FTBC”) and Hai Yuen Company Limited (“Hai Yuen”), a newly set up services company. FTBC is an independent, for-profit, private university affiliated with Chongqing Normal University. FTBC offers four-year bachelor’s degree and two-year diploma programs in finance, economics, trade, tourism, advertising, IT, music and foreign languages, all of which are fully accredited by the Ministry of Education.
The Company paid RMB480 million (USD $68.6 million, (using an exchange rate of USD$1 equal to RMB7)) (the “Purchase Price”) for 80% of Hai Lai. 50% of the Purchase Price was paid by April 7, 2008, 45% of the Purchase Price will be paid by the second quarter of 2008, and 5% of the Purchase Price will be paid on August 8, 2008. The source of the cash used for the acquisition was from working capital of the Company.
The following unaudited pro forma combined condensed financial statements reflect the acquisition using the purchase method of accounting. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Consequently, the amounts reflected in the unaudited pro forma combined condensed financial statements are subject to change, and the final amounts may differ substantially.
The unaudited pro forma combined condensed balance sheet as of March 31, 2008 gives effect to the Hai Lai acquisition as if it was completed on that date, and was derived from the historical unaudited balance sheet of Hai Lai as of March 31, 2008, combined with ChinaCast’ historical unaudited balance sheet as of March 31, 2008.
The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2007 illustrates the effect of the acquisition of Hai Lai as if it had occurred on January 1, 2007, and was derived from the historical audited statement of operations for Hai Lai for the year ended December 31, 2007, combined with ChinaCast’ historical audited statement of operations for the year ended December 31, 2007.
The unaudited pro forma combined condensed statement of operations for the three months ended March 31, 2008 illustrates the effect of the acquisition of Hai Lai as if it had occurred on January 1, 2008 and combines the historical unaudited statement of operations of ChinaCast for the three months ended March 31, 2008 and the historical unaudited statement of operations of Hai Lai through the date of acquisition.
The pro forma combined condensed financial statements should be read in conjunction with the historical audited financial statements and notes thereto of ChinaCast contained in its 2007 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2008, the historical unaudited financial statements and notes thereto of ChinaCast contained in its March 31, 2008 Quartely Report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2008 and the historical audited financial statements and notes thereto of Hai Lai which are included as Exhibit 99.1 to this Current Report on Form 8-K. The unaudited pro forma combined condensed financial statements do not include any pro forma adjustments relating to costs of integration that the combined company may incur as such adjustments.
The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the period presented nor is it necessarily indicative of future operating results or financial position.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
MARCH 31, 2008

	Historical	Historical	Pro Forma			Pro Forma
	ChinaCast	Hai Lai	Adjustments	Notes		Combined
	RMB	RMB	RMB			RMB
	(In thousands, except share-related data)
Assets
Cash and cash equivalents	135,814	12,693	—			148,507
Term deposits	621,076	—	(480,000)	(a	)	141,076
Accounts receivable, net	53,682	—	—			53,682
Inventory	1,993	—	—			1,993
Income taxes recoverable		—	—			—
Prepaid expenses and other current assets	9,187	3,832	—			13,019
Amount due from related parties	3,448	—	—			3,448

Total current assets	825,200	16,525	(480,000)			361,725

Non-current assets:
Non-current deposits	1,087	—	—			1,087
Property and equipment, net	10,387	194,472	7,547	(c	)	212,406
Land use rights, net	—	50,850	103,747	(c	)	154,597
Acquired intangible assets, net	21,218	—	43,974	(d	)	65,192
Long term investments	10,757	—	—			10,757
Non-current advances to a related party	111,097	—	—			111,097
Goodwill	1,652	—	290,616	(b	)	292,268

Total assets	981,398	261,847	(34,116)			1,209,129

Liabilities, minority interest and shareholders’ equity
Current liabilities:
Account payable	19,256	—	—			19,256
Deferred revenue	—	35,384	—			35,384
Dividends payable	—	1,186	—			1,186
Accrued expenses and other current liabilities	56,831	52,697	—			109,528
Income tax payable	34,441	12,718	—			47,159
Current portion of capital lease obligation	—	—	—
Amount due to a shareholder	—	—	—

Total current liabilities	110,528	101,985	—			212,513

Notes payable	—	78,400	—			78,400
Unrecgnized tax benefits	28,016	—	—			28,016

Total non-current liabilites	28,016	78,400	—			106,416

Total liabilities	138,544	180,385	—			318,929

Minority interests	20,896	—	47,346	(i	)	68,242

Shareholders’ equity:
Ordinary shares	21	25,000	(25,000)	(e	)	21
Additional paid-in capital	778,119	9,719	(9,719)	(e	)	778,119
Statutory reserve	17,433	7,965	(7,965)	(e	)	17,433
Accumulated other comprehensive loss	(5,388)	—				(5,388)
Retained earnings (Accumulated deficit)	31,773	38,778	(38,778)	(e	)	31,773

Total shareholders’ equity	821,958	81,462	(81,462)			821,958

Total liabilities, minority interest and shareholders’ equity	981,398	261,847	(34,116)			1,209,129

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2008

	Historical	Historical	Pro Forma		Pro Forma
	ChinaCast	Hai Lai	Adjustments	Notes	Combined
	RMB	RMB	RMB		RMB
	(In thousands, except share-related data)
Revenues:
Service	40,205	25,064	—		65,269
Equipment	19,289	—	—		19,289

	59,494	25,064	—		84,558

Cost of revenues:
Service	(11,986)	(11,287)	(3,694)	(g) (h)	(26,967)
Equipment	(19,105)	—	—		(19,105)

	(31,091)	(11,287)	(3,694)		(46,072)

Gross profit	28,403	13,777	(3,694)		38,486

Operating (expenses) income:
Selling and marketing expenses	(3,487)	—	—		(3,487)
General and administrative expenses	(18,216)	(277)	—		(18,493)
Foreign exchange loss	(465)	—	—		(465)
Management service fee	798	—	—		798

Total operating expenses, net	(21,370)	(277)	—		(21,647)

Income from operations	7,033	13,500	(3,694)		16,839
Impairment loss on cost method investment	—	—	—		—
Gain on disposal of cost method investment	—	—	—		—
Interest income	5,852	—	(3,765)	(f)	2,087
Interest expense	(4)	(1,506)	—		(1,510)
Other expense	—	16	—		16

Income before provision for income taxes, earnings in equity investments, and minority interest	12,881	12,010	(7,459)		17,432
Provision for income taxes	(3,859)	(1,804)	—		(5,663)

Net income before earnings in equity investments and minority interest	9,022	10,206	(7,459)		11,769
Earnings in equity investments	(408)	—	—		(408)
Minority interest	(384)	—	(1,302)	(i)	(1,686)

Income from continuing operations	8,230	10,206	(8,761)		9,675

Discontinued operations
Income from discontinued operations, net of taxes	—	—	—		—
Minority interest in discontinued operations, net of taxes	—	—	—		—

Loss on discontinued operations	—	—	—		—

Net income	8,230	10,206	(8,761)		9,675

Net income per share
Basic	0.30				0.35

Diluted	0.29				0.34

Weighted average shares used in computation:
Basic	27,297,256				27,297,256

Diluted	28,292,257				28,292,257

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

	Historical	Historical	Pro Forma			Pro Forma
	ChinaCast	Hai Lai	Adjustments	Notes		Combined
	RMB	RMB	RMB			RMB
	(In thousands, except share-related data)
Revenues:
Service	148,903	85,289	—			234,192
Equipment	38,827	—	—			38,827

	187,730	85,289	—			273,019

Cost of revenues:
Service	(45,823)	(45,779)	(14,777)	(g	) (h)	(106,379)
Equipment	(39,678)	—	—			(39,678)

	(85,501)	(45,779)	(14,777)			(146,057)

Gross profit	102,229	39,510	(14,777)			126,962

Operating (expenses) income:
Selling and marketing expenses	(6,640)	—	—			(6,640)
General and administrative expenses	(55,145)	(949)	—			(56,094)
Foreign exchange loss	(4,179)	—	—			(4,179)
Management service fee	18,035	—	—			18,035

Total operating expenses, net	(47,929)	(949)	—			(48,878)

Income from operations	54,300	38,561	(14,777)			78,084
Impairment loss on cost method investment	—	—	—			—
Gain on disposal of cost method investment	10,270	—	—			10,270
Interest income	20,156	304	(13,287)	(f	)	7,173
Interest expense	(38)	(1,879)	—			(1,917)
Dividends received	—	29	—			29

Income before provision for income taxes, earnings in equity investments, and minority interest	84,688	37,015	(28,064)			93,639
Provision for income taxes	(21,263)	(5,612)	—			(26,875)

Net income before earnings in equity investments and minority interest	63,425	31,403	(28,064)			66,764
Earnings in equity investments	(1,155)	—	—			(1,155)
Minority interest	(3,242)	—	(3,325)	(i	)	(6,567)

Income from continuing operations	59,028	31,403	(31,389)			59,042

Discontinued operations
Income from discontinued operations, net of taxes	(139)	—	—			(139)
Minority interest in discontinued operations, net of taxes	(230)	—	—			(230)

Loss on discontinued operations	(369)	—	—			(369)

Net income	58,659	31,403	(31,389)			58,673

Net income per share
Basic	2.21					2.21

Diluted	2.10					2.10

Weighted average shares used in computation:
Basic	26,567,240					26,567,240

Diluted	27,975,731					27,975,731

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
STATEMENTS OF OPERATIONS
     The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 were prepared by combining the Company’s historical statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 with GFT’s historical results from continuing operations for the year ended December 31, 2007 and the period from January 1, 2008 to March 5, 2008, respectively, giving effect to the acquisition as though it was completed on January 1, 2007. Certain historical information of GFT has been reclassified to conform to the presentation of the Company’s historical statements.
1.	Acquisition
     On April 11, 2008, the ChinaCast Education Corporation (“the Company”) consummated the acquisition by Yu Pei Information Technology (Shanghai) Limited, the Company’s wholly owned subsidiary in China, of 80% of Hai Lai Education Technology Limited (“Hai Lai” ) from Beijing Heng Tai Jufu Investment Limited (“Heng Tai”). Hai Lai holds 100% of the Foreign Trade Business College of Chongqing Normal University (“FTBC”) and Hai Yuen Company Limited (“Hai Yuen”), a newly set up services company. FTBC is an independent, for-profit, private university affiliated with Chongqing Normal University. FTBC offers four-year bachelor’s degree and two-year diploma programs in finance, economics, trade, tourism, advertising, IT, music and foreign languages, all of which are fully accredited by the Ministry of Education.
     The Company paid RMB480 million (USD $68.6 million, (using an exchange rate of USD$1 equal to RMB7)) (the “Purchase Price”) for 80% of Hai Lai. 50% of the Purchase Price was paid by April 7, 2008, 45% of the Purchase Price will be paid by the second quarter of 2008, and 5% of the Purchase Price will be paid on August 8, 2008. The source of the cash used for the acquisition was from working capital of the Company.
     The Company has completed a preliminary allocation of the purchase price to the fair value of assets acquired and liabilities assumed at the date of acquisition included as adjustment notes 2(b). It is possible that the purchase price allocation will be adjusted upon finalization of the accounting for the acquired assets.
     The amortizable intangibles include RMB40.3 million of acquired customer relationship and RMB3.7 million of affiliation with parent university. Useful lives of 41 months and 77 months have been assigned to the customer relationship intangible and affiliation intangible, respectively. The identifiable intangible assets and goodwill are not deductible for tax purposes.

2.	Pro forma adjustments made by ChinaCast in connection with the preparation of the unaudited pro forma combined condensed balance sheet as of March 31, 2008 and the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2007 and three months ended March 31, 2008 are as follows:
(a)	To reduce term deposits on the RMB480 million of cash utilized by the Company to fund the acquisition

(b)	Purchase price allocation:

The purchase price for the acquisition amounted to RMB480 million. The estimated purchase price has been preliminarily allocated as follows based on the assets and liabilities acquired as of March 31, 2008:

Estimated fair value of net tangible assets acquired and liabilities assumed:

	RMB
Cash	12,693
Other current assets	3,832
Fixed asset and land use rights	245,322
Increase in fixed asset and land use	111,294
after re-evaluation
Deferred revenue	(35,384)
Other current liabilities	(66,601)
Bank loan	(78,400)

		192,756
Intangible assets acquired
Customer relationship	40,258
Affiliation	3,716

		43,974
Minority interest		(47,346)
Goodwill		290,616

Total purchase price		480,000
(c)	To adjust fair value of fixed assets and land use rights based upon the preliminary allocation of the purchase price

(d)	To record intangible assets obtained in the transaction based upon the preliminary allocation of the purchase price

(e)	To eliminate Hai Lai’s common stock, additional paid-in-capital, statutory reserve and retained earnings

(f)	To reduce interest income on the RMB480 million of cash utilized by the Company to fund the acquisition

(g)	To record the amortization of expense of intangible assets obtained in the transaction based upon the preliminary allocation of the purchase price

(h)	To record the increase in depreciation of fixed asset and amortization of land use rights after re-evaluation based upon the preliminary allocation of the purchase price

(i)	To record minority interest in Hai Lai